CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Floating Rate Senior Notes due 2020	$500,000,000	100.000%	$500,000,000	$57,950
4.200% Senior Notes due 2027	$750,000,000	99.852%	$748,890,000	$86,797
5.150% Senior Notes due 2038	$1,000,000,000	99.937%	$999,370,000	$115,827
5.400% Senior Notes due 2048	$750,000,000	99.927%	$749,452,500	$86,862

(1)	This registration fee is calculated pursuant to Rule 457(r) under the Securities Act of 1933, as amended.
(2)	Paid herewith.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-215924

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 7, 2017)

$3,000,000,000

GENERAL MOTORS COMPANY

$500,000,000 Floating Rate Senior Notes due 2020

$750,000,000 4.200% Senior Notes due 2027

$1,000,000,000 5.150% Senior Notes due 2038

$750,000,000 5.400% Senior Notes due 2048

General Motors Company is offering $500,000,000 in aggregate principal amount of Floating Rate Senior Notes due 2020 (the “Floating Rate Notes”), $750,000,000 in aggregate principal amount of 4.200% Senior Notes due 2027 (the “2027 Notes”), $1,000,000,000 in aggregate principal amount of 5.150% Senior Notes due 2038 (the “2038 Notes”) and $750,000,000 in aggregate principal amount of 5.400% Senior Notes due 2048 (the “2048 Notes” and, together with the Floating Rate Notes, the 2027 Notes and the 2038 Notes, the “Notes”).

The Floating Rate Notes will mature on August 7, 2020, the 2027 Notes will mature on October 1, 2027, the 2038 Notes will mature on April 1, 2038 and the 2048 Notes will mature on April 1, 2048. Interest on the Notes will accrue from August 7, 2017. The Floating Rate Notes will bear interest at a rate, reset quarterly, equal to three-month LIBOR plus 0.800%. We will pay interest on the Floating Rate Notes quarterly on February 7, May 7, August 7 and November 7 of each year, commencing on November 7, 2017. We will pay interest on the 2027 Notes, the 2038 Notes and the 2048 Notes semi-annually on April 1 and October 1 of each year, commencing on April 1, 2018. The Notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior unsecured indebtedness.

We may not redeem the Floating Rate Notes prior to maturity. We may, at our option, redeem some or all of the 2027 Notes, the 2038 Notes and the 2048 Notes at any time and from time to time at the applicable redemption prices described under “Description of the Notes—Optional Redemption.”

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement, in the accompanying prospectus and in our periodic reports filed from time to time with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement, the accompanying prospectus or any related free writing prospectus. Any representation to the contrary is a criminal offense.

	Per Floating Rate Note	Total	Per 2027 Note	Total	Per 2038 Note	Total	Per 2048 Note	Total
Price to Public(1)	100.000%	$500,000,000	99.852%	$748,890,000	99.937%	$999,370,000	99.927%	$749,452,500
Underwriting Discounts	0.250%	$1,250,000	0.450%	$3,375,000	0.650%	$6,500,000	0.875%	$6,562,500
Proceeds, before expenses, to us(1)	99.750%	$498,750,000	99.402%	$745,515,000	99.287%	$992,870,000	99.052%	$742,890,000
(1)	Plus accrued interest, if any, from August 7, 2017.

The Notes will not be listed on any securities exchange or automated quotation system. Currently there are no markets for the Notes.

The underwriters expect to deliver the Notes to purchasers in book-entry form through the facilities of The Depository Trust Company and its participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on or about August 7, 2017.

Joint Book-Running Managers

Deutsche Bank Securities	BofA Merrill Lynch	Morgan Stanley
Goldman Sachs & Co. LLC	J.P. Morgan

Joint Lead Managers

Citigroup		SOCIETE GENERALE
Barclays	BBVA	BNP PARIBAS
COMMERZBANK	Mizuho Securities	NatWest Markets

Co-Managers

Credit Agricole CIB	ICBC Standard Bank	Lloyds Securities	RBC Capital Markets

Scotiabank	SMBC Nikko	TD Securities
BB Securities	Bradesco BBI	UniCredit Capital Markets
US Bancorp		Santander
BNY Mellon Capital Markets, LLC		PNC Capital Markets LLC
Mischler Financial Group, Inc.	Ramirez & Co., Inc.	The Williams Capital Group, L.P.

The date of this prospectus supplement is August 2, 2017.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement, the accompanying prospectus and any related free writing prospectus relate to a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a shelf registration process. This prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, the Notes, risks relating to the Notes and other information you should know before investing. You should carefully read this prospectus supplement, the accompanying prospectus and any related free writing prospectus, along with all of the information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

In this prospectus supplement, unless the context indicates otherwise, references to “we,” “our,” “us,” “ourselves,” the “Company,” “General Motors” or “GM” refer to General Motors Company and, where appropriate, its subsidiaries. However, in the “Prospectus Supplement Summary—The Offering,” “Risk Factors—Risks Related to the Notes,” “Description of the Notes” and “Underwriting” sections of this prospectus supplement, references to “we,” “our,” “us,” “ourselves,” the “Company,” the “Issuer,” “General Motors” or “GM” refer to General Motors Company (parent company only) and not to any of our subsidiaries.

Neither we nor any underwriter has authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any underwriter take responsibility for, and neither we nor any underwriter provide any assurance as to the reliability of, any other information that others may give you. We have not, and no underwriter has, authorized any other person to provide you with different information. We are not, and no underwriter is, making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, in the accompanying prospectus, in any document incorporated by reference herein or therein, and in any related free writing prospectus prepared by or on behalf of us or to which we have referred you is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement may add to, update or change the information contained in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede the information in the accompanying prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus may include or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We use words like “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would” or the negative of any of those words or similar expressions to identify forward-looking statements that represent our current judgment about possible future events. All statements included or incorporated by reference in this prospectus supplement and the

S-ii

accompanying prospectus, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference under the captions “Risk Factors” and “Forward-Looking Statements” and elsewhere in those documents.

Consequently, all of the forward-looking statements made in this prospectus supplement and the accompanying prospectus, as well as all of the forward-looking statements incorporated by reference to our filings under the Exchange Act, are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary describes aspects of our business, the Notes and the offering, but it does not contain all of the information that you should consider in making your investment decision. You should carefully read all of the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the “Risk Factors” section beginning on page S-10 of this prospectus supplement, the risk factors in the accompanying prospectus and in our periodic reports filed from time to time with the SEC and our financial statements and related notes, along with all of the information contained in any related free writing prospectus, before making an investment decision.

General Motors Company

Overview

General Motors Company was incorporated as a Delaware corporation in 2009. We design, build and sell cars, trucks, crossovers and automobile parts worldwide. We also provide automotive financing services through General Motors Financial Company, Inc. (“GM Financial”).

Automotive

Our automotive operations meet the demands of our customers through our automotive segments: GM North America, GM International Operations and GM South America.

GM primarily meets the demands of customers in North America with vehicles developed, manufactured and/or marketed under the Buick, Cadillac, Chevrolet and GMC brands. GM primarily meets the demands of customers outside North America with vehicles developed, manufactured and/or marketed under the Buick, Cadillac, Chevrolet, GMC and Holden brands. We also have equity ownership stakes in regional joint ventures, which meet the demands of customers in Asia with vehicles developed, manufactured and/or marketed under the Baojun, Buick, Cadillac, Chevrolet, Jiefang and Wuling brands.

In addition to the vehicles we sell through our dealer network to retail customers, we also sell vehicles directly or through our dealer network to fleet customers, including daily rental car companies, commercial fleet customers, leasing companies and governments. Our customers can obtain a wide range of aftersale vehicle services and products through our dealer network, such as maintenance, light repairs, collision repairs, vehicle accessories and extended service warranties.

Automotive Financing—GM Financial

GM Financial is our global captive automotive finance company and our global provider of automobile finance solutions. GM Financial conducts its business in North America and South America and through a joint venture in China.

GM Financial provides retail loan and lease lending across the credit spectrum. Additionally GM Financial offers commercial products to dealers that include new and used vehicle inventory financing, inventory insurance, working capital, capital improvement loans, and storage center financing.

Corporate Information

Our principal executive offices are located at 300 Renaissance Center, Detroit, Michigan 48265-3000, and our telephone number is (313) 556-5000. Our website is www.gm.com. Our website and the information included in, or linked to on, our website are not part of this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus supplement and in the accompanying prospectus solely as a textual reference.

Preliminary Fiscal Year 2016 Results

On March 5, 2017, we entered into a Master Agreement (the “Agreement”) to sell our Opel and Vauxhall businesses and certain other assets in Europe (the “Opel/Vauxhall Business”) and our European financing subsidiaries and branches (the “Fincos,” and together with the Opel/Vauxhall Business, the “European Business”) to Peugeot, S.A. (“PSA Group”) for net consideration with an estimated value of approximately $2.2 billion based upon exchange rates as of June 30, 2017, subject to foreign currency fluctuations.

As disclosed in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, during the three months ended June 30, 2017, the assets and liabilities of the European Business were presented as being held for sale and its operations and cash flows were presented as discontinued operations. The transfer of the Opel/Vauxhall Business closed on July 31, 2017 and the transfer of the Fincos is expected to close as soon as practicable after the receipt of the necessary antitrust, financial and other regulatory approvals and satisfaction of other closing conditions.

Set forth below are our preliminary selected unaudited results of operations and Automotive cash flow, with the operations and cash flows of the European Business presented as discontinued operations for the year ended December 31, 2016.

Consolidated Income Statement

(In millions) (Unaudited)

Year Ended December 31,
2016
Net sales and revenue
Automotive	$140,205
GM Financial	8,979

Total net sales and revenue	149,184

Costs and expenses
Automotive cost of sales	120,499
GM Financial interest, operating and other expenses	8,369
Automotive selling, general and administrative expense	10,354

Total costs and expenses	139,222

Operating income	9,962
Automotive interest expense	563
Interest income and other non-operating income, net	327
Equity income	2,282

Income before income taxes	12,008
Income tax expense	2,739

Income from continuing operations	9,269
Loss from discontinued operations, net of tax	1

Net income	9,268
Net loss attributable to noncontrolling interests	159

Net income attributable to common stockholders	$9,427

Automotive Cash Flow

(In millions)(Unaudited)

Year Ended
December 31, 2016
Operating Activities

Income from continuing operations	$8,559
Depreciation, amortization and impairment charges	5,140
Pension and OPEB activities	(4,222)
Working capital	2,172
Equipment on operating leases	785
Accrued and other liabilities	1,014
Income taxes	2,103
Undistributed earnings of nonconsolidated affiliates, net	7
Other	(1,064)

Net cash provided by operating activities – continuing operations	14,494
Net cash provided by operating activities – discontinued operations	(111)

Net automotive cash provided by operating activities	$14,383

These results are preliminary and may change. Because we have not completed our normal period closing and review procedures for these preliminary results that may require adjustments to our results, there can be no assurance that our final results for the period presented with the assets and liabilities of the European Business presented as being held for sale and its operations and cash flows presented as discontinued operations, which will be included in our Annual Report on Form 10-K for the year ended December 31, 2017, will not differ materially from these preliminary results. These preliminary results should not be viewed as a substitute for full annual financial statements prepared in accordance with U.S. GAAP or as a measure of our performance. In addition, these preliminary results of operations are not necessarily indicative of the results to be achieved for any future period.

The following table reconciles Net income attributable to common stockholders under U.S. GAAP to EBIT-adjusted—continuing operations (a non-GAAP financial measure) (dollars in millions):

Year Ended December 31,
2016
Net income attributable to common stockholders	$9,427
Loss from discontinued operations, net of tax(a)	1
Income tax expense	2,739
Automotive interest expense	563
Automotive interest income	(182)
Adjustments
Ignition switch recall and related legal matters(b)	300

Total adjustments	300

EBIT-adjusted—continuing operations	$12,848

(a)	Loss from discontinued operations, net of tax is comprised of loss before income taxes of $324 million and an income tax benefit of $323 million.
(b)	These adjustments were excluded because of the unique events associated with the ignition switch recall. These events included the creation of the ignition switch recall compensation program, as well as various investigations, inquiries, and complaints from various constituents.

The following table reconciles Net automotive cash provided by operating activities— continuing operations to Adjusted automotive free cash flow (a non-GAAP financial measure) (dollars in millions):

Year Ended
December 31, 2016
Net automotive cash provided by operating activities—continuing operations	$14,494
Less: capital expenditures	(8,291)
Adjustment – discretionary pension plan contributions	1,982

Adjusted automotive free cash flow – continuing operations	8,185
Net automotive cash provided by operating activities – discontinued operations	(111)
Less: capital expenditures – discontinued operations	(1,143)

Adjusted automotive free cash flow	$6,931

As a result of the foregoing considerations and the other limitations of non-GAAP measures described in documents incorporated by reference into this prospectus supplement, investors are cautioned not to place undue reliance on this preliminary financial information. There are material limitations inherent in preliminary results completed prior to the completion of our normal review procedures for such periods. Refer to the sections of this prospectus supplement entitled “Forward-Looking Statements.” Also refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, along with our audited consolidated financial statements and our unaudited condensed consolidated interim financial statements that are contained in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017, each of which is incorporated by reference herein, for more information regarding the Agreement and our non-GAAP financial measures.

With respect to the preliminary financial information for the year ended December 31, 2016, our independent registered public accounting firm has only performed certain limited procedures with respect to the preliminary financial information contained herein, and does not express any opinion on such information.

The Offering

The summary below describes the principal terms of the offering and the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus supplement and the “Description of Debt Securities” section of the accompanying prospectus contain more detailed descriptions of the terms and conditions of the Notes and the Indenture (as defined under “Description of the Notes”) governing the Notes.

Issuer	General Motors Company

Notes Offered	$500,000,000 in aggregate principal amount of Floating Rate Senior Notes due 2020,

$750,000,000 in aggregate principal amount of 4.200% Senior Notes due 2027,

$1,000,000,000 in aggregate principal amount of 5.150% Senior Notes due 2038, and

$750,000,000 in aggregate principal amount of 5.400% Senior Notes due 2048.

Original Issue Date	August 7, 2017.

Maturity Dates	The Floating Rate Notes will mature on August 7, 2020, the 2027 Notes will mature on October 1, 2027, the 2038 Notes will mature on April 1, 2038 and the 2048 Notes will mature on April 1, 2048.

Interest Rates	Interest on the Floating Rate Notes will accrue at a floating rate, reset quarterly, equal to three-month LIBOR (as defined in “Description of the Notes—Principal and Interest—Floating Rate Notes”) plus 0.800%. Interest on the 2027 Notes will accrue at a rate of 4.200% per year, interest on the 2038 Notes will accrue at a rate of 5.150% per year and interest on the 2048 Notes will accrue at a rate of 5.400% per year.

Interest Payment Dates	Interest on the Floating Rate Notes will be paid quarterly and in arrears on February 7, May 7, August 7 and November 7, commencing on November 7, 2017. Interest on the 2027 Notes, the 2038 Notes and the 2048 Notes will be paid semi-annually and in arrears on April 1 and October 1, commencing on April 1, 2018. Interest on the Notes will accrue from August 7, 2017.

Ranking of the Notes	The Notes will be our general unsecured obligations and will be:

•	equal in right of payment to all of our existing and future indebtedness and other obligations that are not,

by their terms, expressly subordinated in right of payment to the Notes;

•	senior in right of payment to any of our existing or future indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes;

•	effectively subordinated to all of our secured indebtedness and other secured obligations to the extent of the value of the assets securing such secured indebtedness or other secured obligations; and

•	structurally subordinated to all indebtedness and other obligations of our subsidiaries.

Optional Redemption	We may not redeem the Floating Rate Notes prior to maturity. We may, at our option, redeem some or all of the 2027 Notes, the 2038 Notes and the 2048 Notes at any time and from time to time at redemption prices described under “Description of the Notes—Optional Redemption.”

Certain Covenants	The Notes will be issued under the Indenture, which will contain covenants that will limit:

•

the ability of GM and certain of its subsidiaries to incur indebtedness secured by certain principal domestic manufacturing properties or by any shares of stock or indebtedness of certain manufacturing subsidiaries and to enter into certain sale and leaseback transactions with respect to certain principal domestic manufacturing properties; and

•	the ability of GM to enter into certain mergers or certain conveyances, transfers or leases of all or substantially all of its properties and assets.

Each of these covenants, however, is subject to significant exceptions. See “Description of the Notes—Certain Covenants” in this prospectus supplement and “Description of Debt Securities—Consolidation, Merger or Sale of Assets” in the accompanying prospectus.

Further Issuances	The Indenture does not limit the amount of Notes that we may issue. We may issue additional Notes up to an aggregate principal amount as our board of directors may authorize from time to time; provided that if the additional Notes are not fungible with the Notes of a particular series for U.S. federal income tax purposes, the additional Notes will have a separate CUSIP number.

No Prior Markets	The Notes will be new securities for which there are currently no existing markets. The Notes will not be listed on any securities exchange. Although the underwriters have advised us that they currently intend to make a market in the Notes of each series, they are not obligated to do so and may discontinue any market-making activities at any time without notice. Accordingly, we cannot assure you as to the liquidity of, or the trading markets for, the Notes.

Form and Denomination	The Notes will be issued in fully registered form and will be represented by global notes without interest coupons. The global notes will be deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company (“DTC”) in New York, New York. Investors may elect to hold interests in the global notes through DTC and its direct or indirect participants as described under “Description of Debt Securities—Book-Entry; Delivery and Form; Global Securities” in the accompanying prospectus. The Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Trustee	The Bank of New York Mellon (the “Trustee”).

Calculation Agent	The Bank of New York Mellon.

Use of Proceeds	We intend to use the net proceeds from this offering to repay outstanding indebtedness under our three-year unsecured revolving credit facility (the “Three-Year Revolver”) and for general corporate purposes. We incurred substantially all of the outstanding indebtedness under the Three-Year Revolver to fund payments made to PSA Group in connection with PSA Group’s assumption of certain of our pension liabilities at the July 31, 2017 closing of our sale of the Opel/Vauxhall Business to PSA Group. See “Use of Proceeds.”

Governing Law	State of New York.

Risk Factors	See “Risk Factors” beginning on page S-10 of this prospectus supplement, in the accompanying prospectus and in our periodic reports filed from time to time with the SEC for a discussion of risks you should carefully consider before deciding to invest in the Notes.

Conflicts of Interest

Affiliates of certain of the underwriters are lenders under the Three-Year Revolver and, as a result, may receive more than 5% of the net proceeds of this offering. Because of the manner in which the proceeds will be used, this offering will be conducted in accordance with Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), or Rule 5121. Because this offering is of notes that are rated investment grade, pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not necessary. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

*   *   *   *   *   *   *

RISK FACTORS

Investment in the Notes involves risks. In addition to all of the other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, you should carefully consider the risk factors set forth below and the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2016, as updated by our subsequent filings under the Exchange Act that are incorporated by reference herein, including our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments thereof, before investing in the Notes.

Risks Related to the Notes

The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The Notes will be obligations exclusively of General Motors Company and not any of our subsidiaries, and none of our subsidiaries will guarantee the Notes. We are a holding company and, accordingly, substantially all of our operations are conducted through subsidiaries, which are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due under the Notes or to provide us with funds to pay our obligations, whether by dividends, distributions, loans or other payments. All claims of creditors (including secured and unsecured creditors and general trade creditors) and preferred stockholders of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the Notes) as an equity holder of such subsidiaries. Consequently, the Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries and any subsidiaries that we may in the future acquire or create. Furthermore, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be effectively subordinated to any security interest in the assets of those subsidiaries and would be subordinate to any indebtedness of those subsidiaries senior to that held by us. As of June 30, 2017, we had total consolidated liabilities of approximately $194.6 billion (including consolidated indebtedness of approximately $89.1 billion), of which $8.9 billion constitutes indebtedness of General Motors Company (parent company only) under our existing 3.500% senior notes due 2018, 4.875% senior notes due 2023, 4.000% senior notes due 2025, 5.000% senior notes due 2035, 6.600% senior notes due 2036, 6.250% senior notes due 2043, 5.200% senior notes due 2045 and 6.750% senior notes due 2046 and substantially all of the remainder of which are liabilities of our subsidiaries.

We conduct substantially all of our operations through our subsidiaries and depend on cash flow from our subsidiaries to meet our obligations. Your right to receive payments on the Notes could be adversely affected if any of our subsidiaries becomes unable to distribute cash to us.

Because we are a holding company and conduct substantially all of our operations through subsidiaries, our cash flow and ability to service debt, including the Notes and our $8.9 billion of other senior notes, will depend to a significant extent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, whether by dividends, distributions or other payments. Our subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes or to make any funds available therefor. The financial condition and operating requirements of our subsidiaries may limit our ability to obtain cash from our subsidiaries. In addition, provisions of law, such as those requiring that dividends be paid only from surplus, could limit the ability of our subsidiaries to make payments or other distributions to us. Furthermore, our subsidiaries could in certain circumstances agree to contractual restrictions on their ability to make distributions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required payments on our obligations, including the Notes.

The limited covenants in the Indenture that will govern the Notes will not provide protection against many types of important corporate events and may not protect your investment.

The Indenture will not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, will not protect holders of the Notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•

restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness (other than certain secured indebtedness) that would be senior in right of payment to our equity interests in our subsidiaries and therefore would be structurally senior to the Notes;

•	entirely limit our ability to incur secured indebtedness that would effectively rank senior to the Notes to the extent of the value of the assets securing the indebtedness;

•	limit our ability to incur indebtedness that is equal or subordinate in right of payment to the Notes (other than certain secured indebtedness);

•	restrict our ability to repurchase our equity securities or prepay our other indebtedness;

•	restrict our ability to make investments or pay dividends or make other payments in respect of our equity securities or our other indebtedness;

•	restrict our ability to enter into highly leveraged transactions; or

•	require us to make an offer to repurchase the Notes in the event of a change in control transaction.

As a result of the foregoing, when evaluating the terms of the Notes, you should be aware that the terms of the Indenture and the Notes will not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events, such as certain acquisitions, refinancings or recapitalizations, that could substantially and adversely affect our capital structure and the value of the Notes.

Although the Notes are referred to as “senior notes”, the Notes will be unsecured and will be effectively subordinated to any of our secured debt.

The Notes will be our unsecured general obligations and will be effectively subordinated to any existing or future secured debt obligations that we may incur to the extent of the value of the assets securing that debt. If we are involved in a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, or upon a default in payment on, or the acceleration of, our secured debt, our assets will be available to pay obligations on the Notes only after all secured debt has been paid in full from the assets securing such debt. We may not have sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding.

If we or any of our subsidiaries defaults on obligations to pay indebtedness, we may not be able to make payments on the Notes.

Any default under agreements governing our indebtedness or the indebtedness of our subsidiaries, including any default under our $4.0 billion revolving credit facility by us or certain of our subsidiaries and any default under our $10.5 billion revolving credit facility by us or certain of our subsidiaries, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from making (or adversely affect our ability to make) required payments on the Notes and could substantially decrease the market value of the Notes. If we or our subsidiaries are unable to generate sufficient cash flows and we or they are otherwise unable to obtain funds necessary to meet required payments on our or their indebtedness, or if we or they otherwise fail to comply with the various covenants, including any financial and operating covenants, in the instruments governing such indebtedness, we or they could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could, among other things, elect to declare all the funds borrowed thereunder to be due and payable and/or terminate their funding commitments, and we or our subsidiaries could be forced into bankruptcy or liquidation. A default under our or our subsidiaries’ other indebtedness will not constitute a default under the Notes.

There are currently no markets for the Notes, and we cannot assure you that active trading markets for the Notes will develop.

The Notes will be new securities for which there currently are no established markets. The Notes will not be listed on any securities exchange. We can give you no assurance as to whether any trading markets for the Notes will ever develop, as to your ability to sell the Notes or as to the prices at which you may be able to sell your Notes. The liquidity of any market for the Notes of each series will depend on a number of factors, including the number of holders of the Notes, prevailing interest rates, the market for similar securities, ratings on us and our debt securities, general economic conditions and the conditions of the financial markets, recommendations of securities analysts and our own results of operations, financial condition and prospects. The underwriters have informed us that they currently intend to make markets in the Notes. However, they are not obligated to do so and may discontinue such market-making at any time without notice. If no active trading markets develop, you may be unable to resell the Notes at their fair value or at any price.

Even if trading markets do develop, changes in our credit ratings or the debt markets could adversely affect the market prices of the Notes.

The market prices for the Notes will depend on many factors, including, among others:

•	ratings on us and our debt securities, including the Notes, assigned by rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	our results of operations, financial condition and prospects; and

•	the condition of the financial markets.

The prices of the Notes may be adversely affected by unfavorable changes in these factors. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes regardless of our prospects and financial performance and condition.

In addition, credit rating agencies continually review the ratings they have assigned to companies and debt securities. Negative changes in the ratings assigned to us or our debt securities, including the Notes, could have an adverse effect on the market prices of the Notes.

The amount of interest payable on the Floating Rate Notes is set only once per period based on the three-month LIBOR on the interest determination date, which rate may fluctuate substantially.

In the past, the level of the three-month LIBOR has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the three-month LIBOR are not necessarily indicative of future levels. Any historical upward or downward trend in the three-month LIBOR is not an indication that the three-month LIBOR is more or less likely to increase or decrease at any time during a floating rate interest period, and you should not take the historical levels of the three-month LIBOR as an indication of its future performance. You should further note that although the actual three-month LIBOR on an interest payment date or at other times during an interest period may be higher than the three-month LIBOR on the applicable interest determination date, you will not benefit from the three-month LIBOR at any time other than on the interest determination date for such interest period. As a result, changes in the three-month LIBOR may not result in a comparable change in the market value of the Floating Rate Notes.

Uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR after 2021 may adversely affect the value of the Floating Rate Notes.

Regulators and law enforcement agencies in the United Kingdom and elsewhere are conducting civil and criminal investigations into whether the banks that contribute to the British Bankers’ Association (the “BBA”) in connection with the calculation of daily LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to this alleged manipulation of LIBOR.

Actions by the BBA, regulators or law enforcement agencies may result in changes to the manner in which LIBOR is determined or the establishment of alternative reference rates. For example, on July 27, 2017, the U.K. Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021. At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to LIBOR that may be enacted in the United Kingdom or elsewhere. Uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may adversely affect the trading market for LIBOR-based securities, including the Floating Rate Notes.

USE OF PROCEEDS

We expect to receive total net proceeds of approximately $2.98 billion from the issuance of the Notes, after underwriter discounts and payment of our other offering expenses. We intend to use the net proceeds from this offering to repay outstanding indebtedness under the Three-Year Revolver and for general corporate purposes. As of July 31, 2017, there was approximately $3.0 billion outstanding under the Three-Year Revolver bearing interest at a rate of 4.325%. The Three-Year Revolver matures in May 2019.

We incurred substantially all of the outstanding indebtedness under the Three-Year Revolver to fund payments made to PSA Group in connection with PSA Group’s assumption of certain of our pension liabilities at the July 31, 2017 closing of our sale of the Opel/Vauxhall Business to PSA Group.

Affiliates of certain of the underwriters are lenders under the Three-Year Revolver and will receive a portion of the net proceeds of this offering. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.” Until we use the net proceeds from this offering, we intend to invest the funds in short-term investments, including marketable securities. Our management will have broad discretion in the application of the net proceeds, and the purposes for which the net proceeds are used may change from those described above.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table presents the consolidated ratio of our earnings to fixed charges for each of the periods indicated. In March 2017, we entered into the Agreement to sell the European Business to PSA Group. As a result, we reclassified the operating results of the European Business to discontinued operations beginning with our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. The consolidated ratio of our earnings to fixed charges for the six months ended June 30, 2017 reflects the operating results of the European Business as discontinued operations. The historical consolidated ratios of our earnings to fixed charges for each of the years in the five-year period ended December 31, 2016 have not been restated to reflect the operating results of the European Business as discontinued operations.

Six Months Ended June 30, 2017	Years Ended December 31,
	2016	2015	2014	2013	2012
5.33	4.92	4.35	2.97	5.85	(a)

(a)	Earnings in the year ended December 31, 2012 were inadequate to cover fixed charges. Additional earnings of $28.8 billion in the year ended December 31, 2012 would have been necessary to bring the ratio for this period to 1.0.

DESCRIPTION OF THE NOTES

General

The Notes offered hereby will be issued as separate series of debt securities pursuant to the indenture (the “Base Indenture”) dated as of September 27, 2013 between GM and The Bank of New York Mellon, as trustee (the “Trustee”), as amended and supplemented by the fourth supplemental indenture (the “Supplemental Indenture”) to be dated on or about August 7, 2017 between us and the Trustee. The Base Indenture and the Supplemental Indenture, each as amended and supplemented, are together referred to herein as the “Indenture.” The Indenture and the Notes are governed by, and construed in accordance with, the laws of the State of New York, United States.

The following description is a summary of the terms of the Notes being offered. This prospectus supplement and the accompanying prospectus contain descriptions of certain terms of the Notes and the Indenture but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions of specified terms used in the Indenture, and to the Trust Indenture Act of 1939, as amended (the “TIA”). This summary supplements the description of the debt securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. We urge you to read the Indenture because it, and not this description, defines your rights as a holder of the Notes.

The Notes will be senior, unsecured obligations of GM and will rank equally with all other unsecured and unsubordinated indebtedness of GM (other than obligations preferred by mandatory provisions of law).

The Floating Rate Notes will mature on August 7, 2020.

The 2027 Notes will mature on October 1, 2027, the 2038 Notes will mature on April 1, 2038 and the 2048 Notes will mature on April 1, 2048; in each case unless we redeem such 2027 Notes, 2038 Notes or 2048 Notes prior to their respective maturity dates, as described below under “—Optional Redemption.”

The Notes will be issued in book-entry form only through the facilities of DTC, including its participants, Euroclear Bank S.A./N.V. and Clearstream Banking société anonyme. See “Description of Debt Securities—Book-Entry; Delivery and Form; Global Securities” in the accompanying prospectus.

Principal and Interest

The Floating Rate Notes will initially be limited to $500,000,000 aggregate principal amount, the 2027 Notes will initially be limited to $750,000,000 aggregate principal amount, the 2038 Notes will initially be limited to $1,000,000,000 aggregate principal amount and the 2048 Notes will initially be limited to $750,000,000 aggregate principal amount.

Floating Rate Notes

The Floating Rate Notes will bear interest at a floating rate per annum, reset quarterly, equal to three-month U.S. dollar London Interbank Offered Rate (“LIBOR”) plus 0.800%. Interest on the Floating Rate Notes will be payable quarterly in arrears on February 7, May 7, August 7 and November 7 of each year, with the first payment to be made on November 7, 2017 (each a “Floating

Rate Notes interest payment date”), to the person in whose name the Floating Rate Notes are registered at the close of business on the date that is 15 calendar days prior to each Floating Rate Notes interest payment date. Interest on the Floating Rate Notes will accrue from and including August 7, 2017 or from and including the most recent Floating Rate Notes interest payment date to which interest has been paid or duly provided for. If any Floating Rate Notes interest payment date, other than the maturity date, would otherwise be a day that is not a Business Day, the Floating Rate Notes interest payment date will be postponed to the immediately succeeding day that is a Business Day, except that if that Business Day is in the immediately succeeding calendar month, the Floating Rate Notes interest payment date shall be the immediately preceding Business Day. If the maturity date of the Floating Rate Notes falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the maturity date.

The interest rate on the Floating Rate Notes will be reset quarterly on February 7, May 7, August 7 and November 7, commencing on November 7, 2017 (each an “interest reset date”); provided that if any interest reset date would otherwise be a day that is not a Business Day, the interest reset date will be postponed to the immediately succeeding day that is a Business Day, except that if that Business Day is in the immediately succeeding calendar month, the interest reset date shall be the immediately preceding Business Day.

The “initial interest reset period” (or “initial interest period”) means the period from and including August 7, 2017 to but excluding the first interest reset date. Thereafter, each “interest reset period” (or “interest period”) means the period from and including an interest reset date to but excluding the immediately succeeding interest reset date; provided that the final interest reset period for the Floating Rate Notes will be the period from and including the interest reset date immediately preceding the maturity date of the Floating Rate Notes to but excluding the maturity date. Interest on the Floating Rate Notes will be computed on the basis of the actual number of days elapsed over a 360-day year.

The interest rate for the initial interest reset period means the three-month LIBOR, as determined as of August 3, 2017, plus 0.800%. Thereafter, the interest rate for any interest period will be the three-month LIBOR, as determined as of the applicable interest determination date (as defined below), plus 0.800%. The interest rate will be reset quarterly on each interest reset date.

The interest rate applicable to each interest period commencing on the related interest reset date, or August 7, 2017 in the case of the initial interest period, will be the rate determined as of the applicable interest determination date. The “interest determination date” means the second London business day immediately preceding August 7, 2017, in the case of the initial interest period, or thereafter the second London business day immediately preceding the applicable interest reset date. A “London business day” means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

The Bank of New York Mellon, or its successor appointed by us, will act as the initial calculation agent (the “Calculation Agent”). Three-month LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

(i) Three-month LIBOR will be the rate for deposits in U.S. dollars for the 3-month period which appears on Reuters LIBOR 01 (as defined below) at approximately 11:00 a.m., London time, on the applicable interest determination date. “Reuters LIBOR 01” means the display designated on page LIBOR 01 on the Reuters Service (or such other page as may replace the LIBOR 01 page on that service or any successor service for the purpose of displaying London interbank offered rates for U.S. dollar deposits of major banks). If no rate appears on Reuters LIBOR 01, three-month LIBOR for such interest determination date will be determined in accordance with the provisions of paragraph (ii) below.

(ii) With respect to an interest determination date on which no rate appears on Reuters LIBOR 01 as of approximately 11:00 a.m., London time, on such interest determination date, we shall request the principal London offices of each of four major reference banks (which may include affiliates of the underwriters) in the London interbank market selected by us to provide the Calculation Agent with a quotation of the rate at which deposits of U.S. dollars having a three-month maturity, commencing on the second London business day immediately following such interest determination date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such interest determination date in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, three-month LIBOR for such interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, three-month LIBOR for such interest determination date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on such interest determination date by three major banks (which may include affiliates of the underwriters) selected by us for loans in U.S. dollars to leading European banks having a three-month maturity commencing on the second London business day immediately following such interest determination date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by us are not quoting such rates as mentioned in this sentence, three-month LIBOR for such interest determination date will be three-month LIBOR determined with respect to the immediately preceding interest determination date.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 1.986865% (or 0.01986865) being rounded to 1.98687% (or 0.0198687)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

All calculations made by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on us, the Trustee and the holders of the Floating Rate Notes.

Fixed Rate Notes

The 2027 Notes will bear interest at a rate of 4.200% per annum, the 2038 Notes will bear interest at a rate of 5.150% per annum and the 2048 Notes will bear interest at a rate of 5.400% per annum. The 2027 Notes, the 2038 Notes and the 2048 Notes will accrue interest, calculated on the basis of a 360-day year consisting of twelve 30-day months, from August 7, 2017, or from the most recent interest payment date to which interest has been paid or duly provided for, which will be payable in arrears on April 1 and October 1 of each year, with the first payment to be made on April 1, 2018, to the person in whose name the 2027 Notes, the 2038 Notes and the 2048 Notes are registered at the close of business on the March 15 or September 15, as the case may be, next preceding the relevant interest payment date.

If any interest payment date, stated maturity date or earlier redemption date for the 2027 Notes, the 2038 Notes or the 2048 Notes falls on a day that is not a Business Day, we will make the required payment of principal, premium, if any, and/or interest on the next Business

Day as if it were made on the date payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date, stated maturity date or earlier redemption date, as the case may be, to the next Business Day.

All Notes

The Notes will be issued in fully registered form only, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Amounts due on the respective stated maturity date of the Notes (or, in the case of the 2027 Notes, the 2038 Notes and the 2048 Notes, the earlier redemption date of such Notes) will be payable at the corporate trust office of the Trustee, which at the date hereof is 101 Barclay Street, Floor 7W, New York, NY 10286, Attention: Corporate Trust Administration. We will make payments of principal, premium, if any, and interest in respect of the Notes in book-entry form to DTC in immediately available funds, while disbursement of such payments to owners of beneficial interests in Notes in book-entry form will be made in accordance with the procedures of DTC and its participants in effect from time to time.

The term “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday (i) that is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in the City of New York or the city in which the corporate trust office of the Trustee is located and (ii) that, in the case of (and solely in the case of) the Floating Rate Notes, is also a London business day as defined above under “—Floating Rate Notes”).

Further Issuances

The Indenture does not limit the amount of other debt that we may incur. We may, from time to time, without the consent of the holders of the Notes, issue other debt securities under the Base Indenture in addition to the Notes. We may also, from time to time, without the consent of the holders of the Notes, increase the principal amount of the Notes that may be issued under the Indenture and issue additional Notes of any series in the future; provided that if the additional Notes are not fungible with the Notes of a particular series for U.S. federal income tax purposes, the additional Notes will have a separate CUSIP number. Any such additional Notes of a particular series will have the same terms as the Notes of such series being offered in this offering but may be offered at a different offering price or have a different issue date, initial interest accrual date or initial interest payment date and, in the case of the Floating Rate Notes, may have a different initial interest reset date, initial interest reset period or initial interest determination date, than the Notes being offered in this offering. If issued, these additional Notes of a particular series will become part of the same series as the corresponding Notes being offered in this offering, including for purposes of voting, redemptions and offers to purchase.

Optional Redemption

We may not redeem the Floating Rate Notes prior to maturity.

At any time prior to July 1, 2027 (the date that is three months prior to their maturity date), we may, at our option, redeem some or all of the 2027 Notes at any time and from time to time at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but not including, the applicable redemption date: (i) 100% of the principal amount of the 2027 Notes to be redeemed; and (ii) as determined by us, the sum of the present values of the remaining scheduled payments of principal and interest on the 2027 Notes to be redeemed (not including any portion of payments of interest accrued as of the applicable redemption date), discounted to the applicable redemption date on a semi-annual basis at a rate equal to the sum of the Treasury Rate plus 30 basis points.

On or after July 1, 2027 (the date that is three months prior to their maturity date) we may, at our option, redeem some or all of the 2027 Notes at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2027 Notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date.

At any time prior to October 1, 2037 (the date that is six months prior to their maturity date), we may, at our option, redeem some or all of the 2038 Notes at any time and from time to time at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but not including, the applicable redemption date: (i) 100% of the principal amount of the 2038 Notes to be redeemed; and (ii) as determined by us, the sum of the present values of the remaining scheduled payments of principal and interest on the 2038 Notes to be redeemed (not including any portion of payments of interest accrued as of the applicable redemption date), discounted to the applicable redemption date on a semi-annual basis at a rate equal to the sum of the Treasury Rate plus 35 basis points.

On or after October 1, 2037 (the date that is six months prior to their maturity date) we may, at our option, redeem some or all of the 2038 Notes at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2038 Notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date.

At any time prior to October 1, 2047 (the date that is six months prior to their maturity date), we may, at our option, redeem some or all of the 2048 Notes at any time and from time to time at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but not including, the applicable redemption date: (i) 100% of the principal amount of the 2048 Notes to be redeemed; and (ii) as determined by us, the sum of the present values of the remaining scheduled payments of principal and interest on the 2048 Notes to be redeemed (not including any portion of payments of interest accrued as of the applicable redemption date), discounted to the applicable redemption date on a semi-annual basis at a rate equal to the sum of the Treasury Rate plus 40 basis points.

On or after October 1, 2047 (the date that is six months prior to their maturity date) we may, at our option, redeem some or all of the 2048 Notes at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2048 Notes to be redeemed, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date.

The redemption prices will be calculated assuming a 360-day year consisting of twelve 30-day months. For purposes of calculating the redemption prices, the following terms will have the meanings set forth below.

“Comparable Treasury Issue” means the United States Treasury security selected by a Reference Treasury Dealer as having an actual or interpolated maturity comparable to the remaining term of the Notes of the applicable series to be redeemed that would be used, at the time of selection and in accordance with customary market practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, as determined by us, (A) the average of the five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations or (B) if we obtain fewer than five Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Reference Treasury Dealer” means (i) each of Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC and their respective successors, unless any of them ceases to be a primary United States Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case we will substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer and (ii) two other nationally recognized investment banking firms that are Primary Treasury Dealers as selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third Business Day preceding that redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated as of the third Business Day preceding the redemption date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

We will give notice of any redemption, mailed not less than 30 days nor more than 60 days before the applicable redemption date, to each holder of the 2027 Notes, the 2038 Notes or the 2048 Notes to be redeemed at such holder’s email address or physical address appearing in the security register of such Notes. If we redeem less than all of the series of the 2027 Notes, the 2038 Notes or the 2048 Notes, the Trustee will select the particular Notes of such series to be redeemed by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate.

Unless we default in the payment of the redemption price, on and after the applicable redemption date, interest will cease to accrue on the 2027 Notes, the 2038 Notes or the 2048 Notes or portions of such Notes called for redemption.

Certain Covenants

Definitions.    The following definitions shall be applicable to the covenants specified below:

“Attributable Debt” means, at the time of determination as to any lease, the present value (discounted at the actual rate, if stated, or, if no rate is stated, the implicit rate of interest of such lease transaction as determined by our chairman, president or any vice chairman, our chief financial officer, any vice president, our treasurer or any assistant treasurer), calculated using the interval of scheduled rental payments under such lease, of the obligation of the lessee for net rental payments during the remaining term of such lease (excluding any subsequent renewal or other extension options held by the lessee). The term “net rental payments” means, with respect to any lease for any period, the sum of the rental and other payments required to be paid in such period by the lessee thereunder, but not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, earnings or profits or of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges; provided, however, that, in the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net rental payments required to be paid from the later of the first date upon which such lease may be so terminated and the date of the determination of net rental payments, “net rental payments” shall include the then current amount of such penalty from the later of such two dates, and shall exclude the rental payments relating to the remaining period of the lease commencing with the later of such two dates.

“Consolidated Tangible Assets” means, on the date of determination, total assets less goodwill and other intangible assets of GM and its consolidated subsidiaries, in each case as set forth on the most recently available consolidated balance sheet of GM and its subsidiaries in accordance with generally accepted accounting principles in the United States.

“Debt” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

“Manufacturing Subsidiary” means any Subsidiary (A) substantially all the property of which is located within the continental United States of America, (B) which owns a Principal Domestic Manufacturing Property and (C) in which our investment, direct or indirect and whether in the form of equity, debt, advances or otherwise, is in excess of $2,500,000,000 as shown on our books as of the end of the fiscal year immediately preceding the date of determination; provided, however, that “Manufacturing Subsidiary” shall not include any Subsidiary which is principally engaged in leasing or in financing installment receivables or otherwise providing financial or insurance services to us or others or which is principally engaged in financing our operations outside the continental United States of America.

“Mortgage” means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

“Principal Domestic Manufacturing Property” means all real property located within the continental United States of America and constituting part of any manufacturing plant or facility owned and operated by us or any Manufacturing Subsidiary, together with such manufacturing plant or facility (including all plumbing, electrical, ventilating, heating, cooling, lighting and other utility systems, ducts and pipes attached to or constituting a part thereof, but excluding all trade fixtures (unless such trade fixtures are attached to the manufacturing plant or facility in a manner that does not permit removal therefrom without causing substantial damage thereto), business machinery, equipment, motorized vehicles, tools, supplies and materials, security systems, cameras, inventory and other personal property and materials), unless, in the opinion of our Board of Directors, such manufacturing plant or facility is not of material importance to the total business conducted by us and our consolidated affiliates as an entity.

“Subsidiary” means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by us, or by one or more Subsidiaries, or by us and one or more Subsidiaries.

Limitation on Liens.    For the benefit of the Notes, we will not, nor will we permit any Manufacturing Subsidiary to, issue or assume any Debt secured by a Mortgage upon any Principal Domestic Manufacturing Property of ours or any Manufacturing Subsidiary or upon any shares of stock or indebtedness of any Manufacturing Subsidiary (whether such Principal Domestic Manufacturing Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance or assumption of any such Debt that the Notes (together with, if we shall so determine, any other indebtedness of us or such Manufacturing Subsidiary ranking equally with the Notes and then existing or thereafter created) shall be secured equally and ratably with such Debt, unless the aggregate amount of Debt issued or assumed and so secured by Mortgages, together with all other Debt of ours and our Manufacturing Subsidiaries which (if originally issued or assumed at such time) would otherwise be subject to the foregoing restrictions, but not including Debt permitted to be secured under clauses (i) through (vii) of the immediately following paragraph, does not at the time exceed 15% of our Consolidated Tangible Assets.

The above restrictions shall not apply to Debt secured by:

(i)	Mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Manufacturing Subsidiary;

(ii)	Mortgages on property existing at the time of acquisition thereof or to secure the payment of all or any part of the purchase or construction price of property, or to secure Debt incurred for the purpose of financing all or part of the purchase or construction price of property or the cost of improvements on property, which Debt is incurred prior to, at the time of, or within 180 days after the later of such acquisition or completion of such improvements or construction or commencement of full operation of such property;

(iii)	Mortgages securing Debt of a Manufacturing Subsidiary owing to us or to another Manufacturing Subsidiary;

(iv)	Mortgages on property of a corporation existing at the time such corporation is merged or consolidated with us or a Manufacturing Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to us or a Manufacturing Subsidiary;

(v)	Mortgages in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such Mortgages (including, without limitation, Mortgages incurred in connection with pollution control, industrial revenue or similar financing);

(vi)	Mortgages existing on the date of issuance of the Notes; or

(vii)	any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in the foregoing clauses (i) to (vi) or in this clause (vii); provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements on such property).

Limitation on Sales and Lease-Backs.    For the benefit of the Notes, we will not, nor will we permit any Manufacturing Subsidiary to, enter into any arrangement with any person providing for the leasing by us or any Manufacturing Subsidiary of any Principal Domestic Manufacturing Property owned by us or any Manufacturing Subsidiary on the date that the Notes are originally issued (except for temporary leases for a term of not more than five years and except for leases between us and a Manufacturing Subsidiary or between Manufacturing Subsidiaries), which property has been or is to be sold or transferred by us or such Manufacturing Subsidiary to such person, unless either:

(i)	we or such Manufacturing Subsidiary would be entitled, pursuant to the provisions of the covenant on limitation on liens described above, to issue, assume, extend, renew or replace Debt secured by a Mortgage upon such property at least equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the Notes; provided, however, that from and after the date on which such arrangement becomes effective the Attributable Debt in respect of such arrangement shall be deemed for all purposes under the covenant on limitation on liens described above and this covenant on limitation on sales and lease-backs to be Debt subject to the provisions of the covenant on limitation on liens described above (which provisions include the exceptions set forth in clauses (i) through (vii) of such covenant); or

(ii)	we shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement within 180 days of the effective date of any such arrangement to either (or a combination) of (i) the retirement (other than any mandatory retirement or by way of payment at maturity) of Debt of ours or any Manufacturing Subsidiary (other than Debt owned by us or any Manufacturing Subsidiary) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt, or (ii) the purchase, construction or development by us or a Manufacturing Subsidiary of other comparable property.

Defeasance

We may elect, at our option at any time, pursuant to provisions of the Indenture, to have the provisions of the Indenture relating to legal defeasance or covenant defeasance, or both, which are described under the caption “Description of Debt Securities—Satisfaction, Discharge and Covenant Defeasance” in the accompanying prospectus, apply to the Notes or any principal amount thereof. Without in any way limiting the applicability of the covenant defeasance provisions of the Indenture with respect to the Notes, upon our exercise of our option to have covenant defeasance applied to all of the outstanding Notes of any particular series, (i) we shall also be deemed to be released from and may omit to comply with our obligations under the covenants described above under “—Certain Covenants” with respect to such series of Notes and (ii) the failure to comply with any such obligation, covenant, restriction, term or other provision shall not constitute (and shall be deemed not to be or result in) an event of default under the Indenture with respect to such series of Notes on and after the date the conditions described under the caption “Description of Debt Securities—Satisfaction, Discharge and Covenant Defeasance” in the accompanying prospectus are satisfied.

Concerning our Relationship with the Trustee

The Bank of New York Mellon and its affiliates act as depositary for funds of, make loans to, act as trustee and perform certain other services for, certain of our affiliates and us in the normal course of its business.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following is a general discussion of material U.S. federal income tax considerations (and in the case of Non-U.S. Holders (as defined below), U.S. federal estate tax considerations) relating to the purchase, ownership and disposition of the Notes. It deals only with Notes purchased in this offering at their “issue price” (the first price at which a substantial amount of the Notes is sold for cash to investors other than to bond houses, brokers or similar persons acting in the capacity of underwriters, placement agents or wholesalers) and that are held as capital assets for U.S. federal income tax purposes (generally, property held for investment).

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change or to different interpretation, possibly with retroactive effect. It does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders (as defined below) in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (such as banks or other financial institutions, insurance companies, dealers in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the U.S., partnerships or other pass-through entities (or investors therein), persons that hold the Notes as part of a straddle, hedge, conversion or other integrated transaction, non-U.S. trusts and estates that have U.S. beneficiaries, persons subject to the alternative minimum tax, U.S. Holders (as defined below) that have a “functional currency” other than the U.S. dollar, “controlled foreign corporations,” or “passive foreign investment companies”). This discussion does not address any U.S. state or local tax considerations, non-U.S. tax considerations, or any U.S. federal tax considerations other than U.S. federal income tax considerations (such as U.S. federal gift tax or, except in the case of Non-U.S. Holders, U.S. federal estate tax considerations).

This summary is for general information only and is not tax advice. This summary is not binding on the Internal Revenue Service (“IRS”) or a court. GM has not sought, and does not intend to seek, any tax opinion from counsel or ruling from the IRS with respect to any of the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements, or that a contrary position taken by the IRS would not be sustained by a court.

HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSIDERATIONS RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of a Note that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the U.S., (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust (x) with respect to which a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

The term “Non-U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder. For purposes of this “Material U.S. Federal Tax Considerations” section only, the term “Holder” means a U.S. Holder or a Non-U.S. Holder (as those terms are defined herein).

If an entity treated as a partnership for U.S. federal income tax purposes invests in a Note, the tax treatment of a partner will depend in part upon the status and activities of the entity and of the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of the Notes.

U.S. Holders

Stated Interest

In general, stated interest payable on the Notes will be taxable to a U.S. Holder as ordinary interest income when it is received or accrued, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Original Issue Discount

The Notes are expected to be issued with less than a de minimis amount of original issue discount (“OID”) for U.S. federal income tax purposes. However, if the stated principal amount of the Notes exceeds their issue price (as defined above) by at least the de minimis amount, the Notes will be treated as issued with OID. In such event, a U.S. Holder generally will be required to include the OID in its gross income (as ordinary income) as the OID accrues on a constant yield to maturity basis, regardless of its regular method of tax accounting and generally before such U.S. Holder receives any payment attributable to such income.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of a Note, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount realized on such disposition (i.e., the amount of cash and the fair market value of any property received, excluding amounts attributable to accrued but unpaid stated interest, which will be taxable as ordinary interest income to the extent not previously included in income) and (ii) such U.S. Holder’s “adjusted tax basis” in such Note. A U.S. Holder’s “adjusted tax basis” in a Note is generally the amount such U.S. Holder paid for such Note, increased by the amount of OID (if any) previously included in income (including in the year of disposition) and decreased by the aggregate amount of payments (other than stated interest) on such Note to date. Any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder has held such Note for more than one year at the time of such disposition. Net long-term capital gain of certain non-corporate U.S. Holders is generally subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting generally will apply to a U.S. Holder with respect to payments of interest or accruals of OID (if any) on a Note and the payment of proceeds from the sale, exchange, redemption, retirement or other taxable disposition of a Note, unless such U.S. Holder is an entity that is exempt from information reporting (such as a corporation) and, when required, demonstrates this fact. Any such payments or proceeds to a U.S. Holder that are subject to information reporting generally will also be subject to backup withholding, unless such U.S. Holder provides the appropriate documentation (generally, IRS Form W-9 or a suitable substitute form) to the applicable withholding agent certifying that, among other things, its taxpayer identification number is correct, or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is timely furnished to the IRS.

Additional Tax on Net Investment Income

An additional tax of 3.8% may be imposed on the “net investment income” of certain U.S. individuals and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes payments of interest, accruals of OID and certain net gain from the disposition of investment property. U.S. Holders should consult their own tax advisors with respect to the tax consequences of the rules described above.

Non-U.S. Holders

Payments of Interest and Disposition of Notes

Subject to the discussion below and to the provisions of an applicable tax treaty:

(a)	payments of interest to a Non-U.S. Holder (which, for purposes of this discussion of Non-U.S. Holders, includes any accrued OID) with respect to a Note generally will not be subject to U.S. federal income or withholding tax; provided that (i) such amounts are not effectively connected with the conduct of a trade or business in the U.S. by such Non-U.S. Holder; (ii) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of GM’s stock entitled to vote; (iii) such Non-U.S. Holder is not a controlled foreign corporation described in Section 957(a) of the Code that is related to GM through stock ownership; (iv) such Non-U.S. Holder is not a bank whose receipt of such amounts is described in Section 881(c)(3)(A) of the Code; and (v) the certification requirements described below are satisfied; and

(b)	subject to the discussions of backup withholding and FATCA below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a Note unless (i) such gain is effectively connected with the conduct of a trade or business in the U.S. by such Non-U.S. Holder or (ii) such Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of such disposition and certain other conditions are met (in which case such gain, net of certain U.S. source losses, generally will be subject to a flat 30% U.S. federal income tax).

The certification requirements referred to in clause (a) above generally will be satisfied if the Non-U.S. Holder provides the applicable withholding agent with a statement on IRS Form W-8BEN or W-8BEN-E (or a suitable substitute form), signed under penalties of perjury, stating, among other things, that such Non-U.S. Holder is not a U.S. person. U.S. Treasury regulations provide additional rules for a Note held through one or more intermediaries or pass-through entities.

If the requirements set forth in clause (a) above are not satisfied with respect to a Non-U.S. Holder, amounts treated as payments of interest generally will be subject to U.S. federal withholding tax at a rate of 30%, unless an applicable tax treaty applies to reduce or eliminate this withholding tax and such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) to the applicable withholding agent.

If a Non-U.S. Holder is engaged in the conduct of a trade or business in the U.S., and if interest on the Notes, or any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of the Notes, are effectively connected with such trade or business (and, if required by an applicable tax treaty, are attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the U.S.), such Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on such amounts provided that, in the case of interest, such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax on a net income basis in substantially the same manner as a U.S. Holder (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

FATCA Withholding

Provisions in the Code commonly referred to as “FATCA” impose withholding of 30% on payments of interest on the Notes and (for dispositions after December 31, 2018) on gross proceeds of sales or redemptions of the Notes paid to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable non-U.S. country may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail a significant administrative burden). Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in the Notes.

Information Reporting and Backup Withholding

Generally, payments of interest on a Note to a Non-U.S. Holder and the amount of any tax withheld from such payments must be reported annually to the IRS and to such Non-U.S. Holder. Backup withholding will not apply to payments of interest on a Note if the recipient Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E) or otherwise establishes an exemption.

The payment of proceeds from the sale, exchange, redemption, retirement or other taxable disposition of a Note by a Non-U.S. Holder effected through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections may be subject to information reporting, but not backup withholding, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E) or otherwise establishes an exemption. The payment of proceeds from the sale, exchange, redemption, retirement or other disposition of a Note by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability if the required information is timely furnished to the IRS.

U.S. Federal Estate Tax

An individual Non-U.S. Holder who, for U.S. federal tax purposes, is not a citizen or resident of the U.S. at the time of such Non-U.S. Holder’s death generally will not be subject to U.S. federal estate taxes on any part of the value of a Note; provided that, at the time of such Non-U.S. Holder’s death, (i) such Non-U.S. Holder does not actually or constructively own 10% or more of the combined voting power of all classes of GM’s stock and (ii) amounts treated as interest earned on the Note are not effectively connected with the conduct of a trade or business in the U.S. by such Non-U.S. Holder.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below, for whom Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to each underwriter, the principal amount of the Notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of Floating Rate Notes	Principal Amount of 2027 Notes	Principal Amount of 2038 Notes	Principal Amount of 2048 Notes
Deutsche Bank Securities Inc.	$48,220,000	$72,329,000	$96,438,000	$72,329,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	48,220,000	72,329,000	96,438,000	72,329,000
Morgan Stanley & Co. LLC.	48,220,000	72,329,000	96,438,000	72,329,000
Goldman Sachs & Co. LLC.	48,220,000	72,328,000	96,439,000	72,329,000
J.P. Morgan Securities LLC.	48,220,000	72,328,000	96,439,000	72,329,000
Citigroup Global Markets Inc.	16,747,000	25,119,000	33,494,000	25,119,000
SG Americas Securities, LLC.	16,747,000	25,119,000	33,494,000	25,119,000
Barclays Capital Inc.	16,747,000	25,119,000	33,494,000	25,119,000
BBVA Securities Inc.	16,747,000	25,119,000	33,494,000	25,119,000
BNP Paribas Securities Corp.	16,747,000	25,119,000	33,494,000	25,119,000
Commerz Markets LLC	16,746,000	25,120,000	33,494,000	25,119,000
Mizuho Securities USA LLC	16,746,000	25,120,000	33,494,000	25,119,000
RBS Securities Inc.	16,746,000	25,120,000	33,493,000	25,120,000
Credit Agricole Securities (USA) Inc.	8,219,000	12,329,000	16,438,000	12,329,000
ICBC Standard Bank Plc	8,219,000	12,329,000	16,438,000	12,329,000
Lloyds Securities Inc.	8,219,000	12,329,000	16,438,000	12,329,000
RBC Capital Markets, LLC	8,219,000	12,329,000	16,438,000	12,329,000
Scotia Capital (USA) Inc.	8,219,000	12,329,000	16,438,000	12,329,000
SMBC Nikko Securities America, Inc.	8,219,000	12,329,000	16,438,000	12,329,000
TD Securities (USA) LLC	8,219,000	12,329,000	16,438,000	12,329,000
Banco Bradesco BBI S.A.	8,219,000	12,329,000	16,438,000	12,329,000
BB Securities Limited	8,219,000	12,329,000	16,438,000	12,329,000
UniCredit Capital Markets LLC	8,219,000	12,329,000	16,438,000	12,329,000
U.S. Bancorp Investments, Inc.	8,219,000	12,329,000	16,438,000	12,329,000
Santander Investment Securities Inc.	8,219,000	12,329,000	16,438,000	12,329,000
BNY Mellon Capital Markets, LLC	8,219,000	12,329,000	16,438,000	12,329,000
PNC Capital Markets LLC	8,219,000	12,329,000	16,438,000	12,329,000
Mischler Financial Group, Inc.	3,287,000	4,932,000	6,575,000	4,932,000
Samuel A. Ramirez & Company, Inc.	3,287,000	4,932,000	6,575,000	4,932,000
The Williams Capital Group, L.P.	3,287,000	4,932,000	6,575,000	4,932,000

Total:	$500,000,000	$750,000,000	$1,000,000,000	$750,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes are subject to approval of legal matters by counsel and to other conditions. The underwriters must purchase all the Notes if they purchase any of the Notes. The underwriting agreement also provides that if one or more underwriters default, the purchase commitments of the non-defaulting underwriters may be increased or the offering may be terminated.

The underwriters initially propose to offer the Notes to the public at the public offering prices that appear on the cover page of this prospectus supplement. The underwriters may offer the Notes to selected dealers at the public offering price minus a concession of up to 0.150% of the principal amount of the Floating Rate Notes, 0.300% of the principal amount of the 2027 Notes, 0.350% of the principal amount of the 2038 Notes and 0.500% of the principal amount of the 2048 Notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.075% of the principal amount of the Floating Rate Notes, 0.125% of the principal amount of the 2027 Notes, 0.125% of the principal amount of the 2038 Notes and 0.250% of the principal amount of the 2048 Notes to certain other dealers. After the initial offering, the underwriters may change the public offering prices and any other selling terms. The underwriters may offer and sell the Notes through certain of their affiliates. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have agreed that we will not, during the period beginning on the date of this prospectus supplement and continuing to and including the closing date of the offering of the Notes, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Notes (other than the sale of the Notes under the underwriting agreement), without the prior written consent of the representatives on behalf of the underwriters.

The Notes will constitute new classes of securities with no established trading market. We do not intend to list the Notes on any national securities exchange. We cannot assure you that the prices at which the Notes will sell in the market after this offering will not be lower than the respective initial offering prices or that an active trading market for the Notes will develop and continue after this offering. The underwriters have advised us that they currently intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of, or the trading market for, the Notes.

The following table shows the underwriting discounts to be paid to the underwriters by us in connection with this offering. These underwriting discounts are the difference between the public offering prices and the amount the underwriters pay to us to purchase the Notes.

Per Floating Rate Note (expressed as a percentage)		0.250%
Total	$1,250,000
Per 2027 Note (expressed as a percentage)		0.450%
Total	$3,375,000
Per 2038 Note (expressed as a percentage)		0.650%
Total	$6,500,000
Per 2048 Note (expressed as a percentage)		0.875%
Total	$6,562,500

We estimate that our portion of the total expenses of the offering, exclusive of the underwriter discounts payable by us in the offering and reimbursements of certain expenses incurred in connection with the offering, will be $3 million.

In connection with the offering, the underwriters may purchase and sell the Notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of the Notes than they are required to purchase in the offering.

•	Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions.

•	Stabilizing transactions involve bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, certain underwriters or their respective affiliates are lenders and/or agents under our revolving credit facilities. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, certain other of the underwriters or their affiliates that have a lending relationship with us are likely to hedge, and certain other of the underwriters or their affiliates that have a lending relationship with us may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby.

Banco Bradesco BBI S.A. is not a broker-dealer registered with the SEC and may not make sales of any Notes in the United States or to U.S. persons. All sales of Notes in the United States or to U.S. persons by this underwriter will be made through Bradesco Securities Inc., its affiliated broker-dealer registered with the SEC, as agent.

BB Securities Ltd. is not a broker-dealer registered with the SEC, and therefore may not make sales of any Notes in the United States or to U.S. persons except in compliance with applicable U.S. laws and regulations. To the extent that BB Securities Ltd. intends to effect sales of the Notes in the United States, it will do so only through Banco de Brasil Securities LLC or one or more U.S. registered broker dealers, or otherwise as permitted by applicable U.S. law. BB Securities Asia Pte. Ltd. may be involved in the sales of the Notes in Asia.

ICBC Standard Bank Plc may not underwrite, subscribe, agree to purchase or procure purchasers to purchase Notes that are offered or sold in the United States. ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase Notes that may be offered or sold by other underwriters or joint book-running managers in the United States. ICBC Standard Bank Plc shall offer and sell Notes constituting part of its allotment solely outside the United States.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. In addition, an affiliate of BNY Mellon Capital Markets, LLC, one of the underwriters, serves as the Trustee under the Indenture.

In connection with this offering, we anticipate paying fees for certain financial services to institutions which are not serving as underwriters in this offering. These include institutions with affiliates that serve as lenders under our Three-Year Revolver and certain of our other credit facilities.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make because of any of those liabilities.

Conflicts of Interest

Affiliates of certain of the underwriters are lenders under the Three-Year Revolver and, as a result, may receive more than 5% of the net proceeds of this offering. To the extent any one underwriter, together with its affiliates, receives more than 5% of the net proceeds, such underwriter would be considered to have a “conflict of interest” in regard to this offering. Accordingly, because of the manner in which the proceeds will be used, this offering will be conducted in accordance with Rule 5121 of FINRA. Because this offering is of notes that are rated investment grade, pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not necessary. Any such underwriters who are considered to have a “conflict of interest” will not confirm sales to any account over which they exercise discretion without the specific written approval of the account holder.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), each underwriter has represented and agreed that it has not made and will not make an offer of Notes to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that:

(i)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(ii)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

Each underwriter has represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer or invitation to the public within the meaning of that Ordinance; and

•

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS

The validity of the Notes offered hereby will be passed upon for us by Jenner & Block LLP. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC that is incorporated by reference will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents and reports listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the date of completion of this offering (provided, however, that this prospectus supplement does not incorporate by reference any documents, reports or filings, or portions of any documents, reports or filings, that are deemed to be furnished and not filed under applicable SEC rules):

GM SEC Filings (File No. 001-34960)	Period
Annual Report on Form 10-K	Year ended December 31, 2016 (filed with the SEC on February 7, 2017)

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2017 (filed with the SEC on April 28, 2017) and Quarter ended June 30, 2017 (filed with the SEC on July 25, 2017)

Current Reports on Form 8-K	Dates filed: January 10, 2017 (with respect to Item 8.01 only), March 6, 2017 (with respect to Items 1.01 and 2.05 only), March 28, 2017, June 12, 2017 (as amended on June 26, 2017) and August 1, 2017

You may request a copy of the documents incorporated by reference into this prospectus supplement, except exhibits to such documents unless those exhibits are specifically incorporated by reference in such documents, at no cost, by writing or telephoning the office of Thomas S. Timko, Vice President, Controller, Chief Accounting Officer and Global Business Services, at the following address and telephone number:

General Motors Company

300 Renaissance Center

Detroit, Michigan 48265-3000

(313) 556-5000

You may also find additional information about us, including the documents mentioned above, on our website at http://www.gm.com. Our website and the information included in, or linked to on, our website are not part of this prospectus supplement. We have included our website address in this prospectus supplement solely as a textual reference.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically, including GM. We are not incorporating the contents of the SEC website into this prospectus supplement. Reports and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005, where our common stock is listed.

PROSPECTUS

GENERAL MOTORS COMPANY

Debt Securities

Preferred Stock

Common Stock

Warrants

This prospectus contains summaries of the general terms of the securities we may offer from time to time:

•	debt securities, in one or more series,

•	shares of our preferred stock, par value $0.01 per share,

•	shares of our common stock, par value $0.01 per share,

•	warrants to purchase any of the other securities that may be sold under this prospectus, or

•	any combination of these securities.

Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the terms of the offering.

Our common stock is listed on the New York Stock Exchange under the symbol “GM” and on the Toronto Stock Exchange under the symbol “GMM.”

You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of the securities.

Investment in our securities involves risk. See “Risk Factors” beginning on page 2 of this prospectus, the risk factors in our periodic reports filed from time to time with the Securities and Exchange Commission and any risk factors set forth in the accompanying prospectus supplement and in the documents incorporated by reference into the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 7, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) utilizing a “shelf” registration process. Under this shelf process, any combination of the securities described in this prospectus may be sold in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement, along with all of the information incorporated by reference herein and therein, before making an investment decision.

In this prospectus, unless the context indicates otherwise, references to “we,” “our,” “us,” “ourselves,” the “Company,” “General Motors,” or “GM” refer to General Motors Company and, where appropriate, its subsidiaries.

We have not authorized anyone to provide any information other than that contained in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We do not take responsibility for, and we do not provide any assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, in the accompanying prospectus supplement, in any document incorporated by reference herein or therein, and in any free writing prospectus prepared by or on behalf of us to which we have referred you is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents and reports listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act) prior to the termination of the offering under this prospectus ( provided, however , that this prospectus does not incorporate by reference any documents, reports or filings, or portions of any documents, reports or filings, that are deemed to be furnished and not filed under applicable SEC rules):

GM SEC Filings (File No. 001-34960)	Period
Annual Report on Form 10-K	Year ended December 31, 2016 (filed with the SEC on February 7, 2017)
Current Report on Form 8-K	Dates filed: January 10, 2017 (with respect to Item 8.01 only)
The description of the common stock set forth in our registration statement on Form 8-A filed November 10, 2010.

You may request a copy of the documents incorporated by reference into this prospectus, except exhibits to such documents unless those exhibits are specifically incorporated by reference in such documents, at no cost, by writing or telephoning the office of Thomas S. Timko, Vice President, Controller and Chief Accounting Officer, at the following address and telephone number:

General Motors Company

300 Renaissance Center

Detroit, Michigan 48265-3000

(313) 556-5000

You may also find additional information about us, including the documents mentioned above, on our website at http://www.gm.com. Our website and the information included in, or linked to on, our website are not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

RISK FACTORS

Investment in any of the securities involves risk. In addition to all of the other information contained or incorporated by reference into this prospectus and the accompanying prospectus supplement, you should carefully consider the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2016, as updated by our subsequent filings under the Exchange Act, including Forms 10-Q and 8-K, and the risk factors contained or incorporated by reference in the accompanying prospectus supplement before acquiring any of the securities.

GENERAL MOTORS COMPANY

General Motors Company was incorporated as a Delaware corporation in 2009.We design, build and sell cars, trucks, crossovers and automobile parts worldwide. We also provide automotive financing services through General Motors Financial Company, Inc. (GM Financial).

Our automotive operations meet the demands of our customers through our automotive segments: GM North America (GMNA), GM Europe (GME), GM International Operations (GMIO) and GM South America (GMSA).

Our principal executive offices are located at 300 Renaissance Center, Detroit, Michigan 48265-3000, and our telephone number is (313) 556-5000. Our website is www.gm.com. Our website and the information included in, or linked to on, our website are not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table presents the consolidated ratio of our earnings to fixed charges for each of the periods indicated:

Years Ended December 31,
2016	2015	2014	2013	2012
4.92	4.35	2.97	5.85	(a)

(a)	Earnings in the year ended December 31, 2012 were inadequate to cover fixed charges. Additional earnings of $28.8 billion in the year ended December 31, 2012 would have been necessary to bring the ratio for this period to 1.0.

CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table presents the consolidated ratio of our earnings to combined fixed charges and preferred stock dividends for each of the periods indicated:

Years Ended December 31,
2016	2015	2014	2013	2012
(a)	(a)	1.81	1.97	(b)

(a)	In December 2014 we redeemed the remaining outstanding shares of our Series A Fixed Rate Cumulative Perpetual Preferred Stock, and no shares of preferred stock were outstanding during the years ended December 31, 2016 and 2015.

(b)	Earnings in the year ended December 31, 2012 were inadequate to cover combined fixed charges and preferred stock dividends. Additional earnings of $29.7 billion in the year ended December 31, 2012 would have been necessary to bring the ratio for this period to 1.0.

USE OF PROCEEDS

The prospectus supplement of a particular offering will identify the use of proceeds for the offering.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement may include or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Exchange Act. Our use of words like “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would” or the negative of any of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. All statements included or incorporated by reference in this prospectus and any accompanying prospectus supplement, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus, any prospectus supplement and the documents incorporated by reference under the captions “Risk Factors” and “Forward-Looking Statements” and elsewhere in those documents.

Consequently, all of the forward-looking statements made in this prospectus and any prospectus supplement, as well as all of the forward-looking statements incorporated by reference to our filings under the Exchange Act, are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

OVERVIEW OF OUR CAPITAL STOCK

The following description of the material provisions of our capital stock is based upon our certificate of incorporation, as amended (Certificate of Incorporation), our bylaws, as amended (Bylaws), the warrant agreement for our outstanding warrants and applicable provisions of law, in each case as currently in effect as of the date of this prospectus, and is qualified in its entirety by reference to the provisions of those documents.

Certain provisions of the General Corporation Law of the State of Delaware (the DGCL), our Certificate of Incorporation, and our Bylaws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests.

Common Stock

As of January 31, 2017, 1,497,964,557 shares of our common stock were issued and outstanding. The general terms of our common stock are described below within the section of this prospectus entitled “Description of Common Stock.”

Warrants

During 2009, we issued a set of warrants to acquire 136,363,635 shares of common stock that are exercisable at any time prior to 5:00 p.m. New York City time, on July 10, 2019 at an exercise price of $18.33 per share and that are listed on the New York Stock Exchange under the symbol “GM.WS.B.”

As of January 31, 2017, there were a total of 41,873,696 of such warrants outstanding. The number of the warrants and the per share exercise price thereof are subject to adjustment as a result of certain events, including stock splits, reverse stock splits and stock dividends.

Certain Provisions of Our Certificate of Incorporation and Bylaws

Amendments to Our Certificate of Incorporation

Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is generally required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

•	increase or decrease the aggregate number of authorized shares of such class;

•	increase or decrease the par value of the shares of such class; or

•	alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in our Board of Directors

Our Bylaws provide that any vacancy occurring in our board of directors (Board of Directors) for any reason may be filled by a majority of the remaining members of our Board of Directors then in office, even if they do not constitute a quorum. Each director so elected shall hold office for a term expiring at the same time as the terms of the directors serving at the time the director joins the Board of Directors. Each such director shall hold office until his or her successor is elected and qualified, unless the director dies, resigns or otherwise leaves the Board of Directors before then.

Special Meetings of Stockholders

Under our Bylaws, special meetings of stockholders may be called at any time by the chairman of the Board of Directors or by a majority of the members of the Board of Directors. Our Bylaws further provide that the Board of Directors shall call a special meeting upon the written request of the record holders of at least 25%, in the aggregate, of the voting power of the outstanding shares of all classes of shares entitled to vote at such a meeting, subject to requirements and limitations set forth in our Bylaws.

Under the DGCL, written notice of any special meeting must be given not less than 10 nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such meeting.

Requirements for Notice of Stockholder Director Nominations and Stockholder Business

Under our Bylaws, nominations for the election of directors may be made by the Board of Directors in accordance with the stockholders agreement dated October 15, 2009 among us and the other parties thereto or by any stockholder entitled to vote for the election of directors who complies with the applicable notice and other requirements set forth in our Bylaws.

If a stockholder wishes to bring any business before an annual or special meeting or nominate a person for election to our Board of Directors, our Bylaws contain certain procedures that must be followed for the advance timing required for delivery of stockholder notice of such nomination or other business and the information that such notice must contain.

Proxy Access Nominations

Under our Bylaws, we must include in our proxy statement for an annual meeting the name, together with certain other required information, of any person nominated for the election of directors in compliance with specified provisions in our Bylaws by a single shareholder that satisfies (or by a group of no more than 20 shareholders that satisfy) various notice and other requirements specified in our Bylaws. Among other requirements in our Bylaws, such shareholder or group of shareholders would need to provide evidence verifying that the shareholder or group owns, and has owned continuously for the preceding three years, at least 3% of the issued and outstanding voting shares of the Company. Our Bylaws contain limitations on the maximum number of nominees submitted by shareholders that we would be required to include in our proxy statement for an annual meeting.

Stockholder Action by Written Consent without a Meeting

Our Certificate of Incorporation provides that no action that is required or permitted to be taken by our stockholders at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting except where such consent is signed by the holders of all shares of stock of the Company then outstanding and entitled to vote thereon. Our Bylaws also contain notice and procedural requirements applicable to persons seeking to have the stockholders authorize or take corporate action by written consent without a meeting.

Certain Anti-Takeover Effects of Delaware Law

We are subject to Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in various business combination transactions with any interested stockholder for a period of three years following the time that such person became an interested stockholder, unless:

•	the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the Board of Directors prior to the time the interested stockholder obtained such status;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	at or subsequent to such time the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to an “interested stockholder.” In general, an “interested stockholder” is a person who owns (or is an affiliate or associate of the corporation and, within the prior three years, did own) 15% or more of the corporation’s voting stock.

However, the restrictions contained in Section 203 will not apply if the business combination is with an interested stockholder who became an interested stockholder before the time that we had a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders.

GENERAL DESCRIPTION OF SECURITIES THAT MAY BE OFFERED

The following securities may be offered, at any time and from time to time, pursuant to this prospectus:

•	our debt securities, in one or more series;

•	shares of our preferred stock, par value $0.01 per share;

•	shares of our common stock, par value $0.01 per share;

•	warrants to purchase any of the other securities that may be sold under this prospectus; or

•	any combination of these securities.

Securities offered under this prospectus may be exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF DEBT SECURITIES

The debt securities offered by this prospectus will be issued under an indenture dated as of September 27, 2013 between us and The Bank of New York Mellon, as trustee, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part and which is incorporated by reference herein, subject to such amendments or supplemental indentures as are adopted from time to time. We have summarized selected provisions of the indenture and the debt securities below. This summary is not complete and is qualified in its entirety by reference to the indenture.

We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. The terms of our debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, as amended (the TIA). You should carefully read the summary below, the applicable prospectus supplement and the provisions of the indenture that may be important to you before investing in our debt securities.

Wherever terms are used but not defined in this section of the prospectus, those terms have the meanings assigned to them in the indenture, it being intended that those defined terms will be incorporated herein by reference. For purposes of this section of the prospectus, references to “we,” “our,” “us,” “ourselves,” the “Company,” “General Motors” or “GM” refer to General Motors Company (parent company only) and not any of its subsidiaries.

General Terms

We may issue debt securities at any time and from time to time in one or more series under the indenture. The debt securities that we may issue include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. A series of debt securities may be guaranteed by one or more of our subsidiaries. The indenture does not limit the amount of debt securities that may be issued thereunder and will govern debt securities up to the aggregate principal amount that we may authorize from time to time. Any such limit applicable to a particular series of debt securities will be specified in the prospectus supplement relating to that series.

We will describe the specific terms of each series of debt securities being offered in a supplement to this prospectus. These terms may include, but are not limited to, some or all of the following:

•	the title of the debt securities of that series;

•	any limit on the aggregate principal amount of the debt securities of that series;

•	the date or dates on which principal and premium, if any, of the debt securities of that series, or any tranche thereof, is payable;

•	the rate or rates at which the debt securities of that series, or any tranche thereof,will bear interest, or any formula or other method or means by which such rate or rates shall be determined, by reference to an index or other fact or event or otherwise;

•	the date or dates from which such interest will accrue, and the dates on which such interest will be payable;

•	our right, if any, to extend the interest payment periods and the duration of any such extension;

•	if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of that series, or any tranche thereof, may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem or purchase debt securities of that series, of any tranche thereof, pursuant to any sinking fund provision or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions on which debt securities of that series, or any tranche thereof, must be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to any of our other debt;

•	the denominations in which the debt securities of that series will be issuable;

•	if other than the entire principal amount of the debt securities of that series, the portion of the principal amount that will be payable upon acceleration of maturity as a result of a default on our obligations;

•	if other than U.S. dollars, the currency or currencies in which the principal of or any premium or interest on the debt securities of that series will be payable;

•	if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those debt securities, in securities or other property, the type and amount of such securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•	any addition to or change in the events of default which apply to, and covenants for the benefit of the holders of, the debt securities of that series;

•	the terms and conditions, if any, pursuant to which the debt securities of that series may be converted into or exchanged for securities or other property of us or any other person;

•	the nature and terms of any collateral security, assurance or guaranty for the debt securities of that series;

•	the terms, if any, on which the debt securities of that series will be guaranteed by any of our subsidiaries; and

•	any other specific terms of the debt securities of that series.

The indenture does not contain any covenant or other specific provision affording protection to holders of debt securities in the event of a highly leveraged transaction or a change in control of us, except to the limited extent described under “Consolidation, Merger or Sale of Assets.”

Restrictive Covenants

We will describe any restrictive covenants for any series of debt securities in the applicable prospectus supplement for such debt securities.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations with respect to the debt securities of any series under the indenture (with the exception of specified provisions as provided in the indenture), when: (i) either:

•	all debt securities of such series previously authenticated and delivered have been delivered to the trustee for cancellation; or

•

all debt securities of such series not previously delivered to the trustee for cancellation (i) have become due and payable (whether at stated maturity, early redemption or otherwise), (ii) will become due and payable at their stated maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and in each case, we have deposited or caused to be deposited with the trustee as funds in trust solely for the benefit of the holders of the debt securities of such series, an amount in cash in the currency or composite currency in which the debt securities of such series are denominated, “eligible obligations” (which means (1) with respect to debt securities denominated in U.S. dollars, U.S. government obligations, or (2) with respect to debt securities denominated in a currency other than U.S. dollars or in a composite currency, such other obligations or instruments as may be specified for such debt securities) or any combination thereof, sufficient to pay the principal of, and any premium and interest on, the debt securities of such series to the date of deposit (in the case of debt securities that have become due and payable) or the stated maturity date or redemption date thereof; and

(ii)	we have paid or caused to be paid all other sums payable under the indenture by us with respect to such series; and

(iii)	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to such series have been complied with.

We may elect at any time to have our obligations under the indenture discharged with respect to any series of debt securities (legal defeasance), unless such series of debt securities was designated as not being defeasible. Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by debt securities of such series and the provisions of the indenture relating to such series of debt securities shall be satisfied and discharged and shall no longer be in effect, except for:

(i)	the rights of holders of the debt securities of such series to receive, solely from the funds deposited with the trustee, payment of the principal of (and premium, if any) and interest when due;

(ii)	our obligations with respect to the debt securities of such series concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities, maintenance of an office or agency and money for security payments held in trust, and, if we shall have designated a redemption date, our obligations concerning the redemption of the debt securities of such series;

(iii)	the rights, powers, trusts, duties and immunities of the trustee under the indenture; and

(iv)	the defeasance provisions of the indenture.

In addition, we may elect at any time to have our obligations under certain covenants in the indenture and the debt securities released with respect to any series of debt securities (covenant defeasance), unless such series of debt securities was designated as not being defeasible. Any failure to comply with these obligations will not constitute an event of default with respect to the debt securities of such series.

The following are the conditions to the applications of legal defeasance or covenant defeasance to any series of debt securities:

(i)	we must irrevocably have deposited or caused to be deposited with the trustee as trust funds, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities of such series:

•	cash in dollars (or such other currency or composite currency in which such debt securities are denominated) in an amount sufficient;

•	eligible obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, on or before the due date of any payment, money in an amount sufficient; or

•	a combination of such cash and eligible obligations in an amount sufficient,

in each case, in the written opinion of a nationally recognized firm of independent certified public accountants, to pay and discharge (1) the principal of (and premium, if any) and interest on such debt securities of such series at the stated maturity or redemption date and (2) any mandatory sinking fund payments applicable to the debt securities of such series on the day on which such payments are due and payable;

(ii)	in the case of legal defeasance, subject to certain exceptions, we have delivered to the trustee an opinion of counsel to the effect that, based upon an Internal Revenue Service ruling or a change in law, the holders of the debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

(iii)	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

(iv)	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound;

(v)	no event of default or event that with notice or lapse of time would become an event of default with respect to the debt securities of such series has occurred and is continuing at the date of such deposit or, with regard to any event of default relating to bankruptcy or insolvency, during the period ending on the 91st day after the date of such deposit;

(vi)	we shall have delivered to the trustee an agreement whereby we irrevocably agree to forfeit our rights, if any, to extend the interest payment periods on such debt securities pursuant to the indenture;

(vii)	the legal defeasance or covenant defeasance will not (i) cause the trustee with respect to the debt securities of such series to have certain conflicting interests for purposes of the TIA with respect to the debt securities of such series, or (ii) result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

(viii)	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with; and

(ix)	if we have deposited or caused to be deposited money or eligible obligations to pay or discharge the principal of (and premium, if any) and interest on the debt securities of a series to and including a redemption date pursuant to clause (i) above, such redemption date shall be irrevocably designated by a board resolution delivered to the trustee on or prior to the date of deposit of such money or eligible obligations, and such board resolution shall be accompanied by an irrevocable written request by us that the trustee give notice of such redemption in our name, and at our expense, not less than 30 nor more than 60 days prior to such redemption date.

Consolidation, Merger or Sale of Assets

The indenture provides that we may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (including any individual, corporation or partnership), unless:

(i)	either (x) we shall be the continuing corporation or the successor corporation or (y) the person formed by such consolidation or into which we are merged or the person that acquires by conveyance, transfer or lease our properties and assets substantially as an entirety shall be a person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume by a supplemental indenture the due and punctual payment of the principal of (and premium, if any) and interest on all of the outstanding debt securities and the performance of our covenants under the indenture;

(ii)	immediately after giving effect to such transaction, no event of default and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

(iii)	we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture complies with these provisions (except that such opinion of counsel need not opine as to clause (ii) above).

In the event of any such consolidation or merger or any conveyance, transfer or lease of all or substantially all our properties and assets, any such successor will be substituted for, and may exercise every right and power of, us under the indenture with the same effect as if it had been named in the indenture as obligor.

Modification of the Indenture

The indenture contains provisions permitting us and the trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the debt securities of any series or of the coupons pertaining to such debt securities under the indenture, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series at the time outstanding under the indenture which are affected by such supplemental indenture, voting as one class, provided , however , that if there are debt securities of more than one series of equal ranking outstanding under the indenture and if a proposed supplemental indenture shall directly affect the rights of the holder of debt securities of one or more, but less than all, of such series, then the consent only of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series so directly affected, considered as one class, shall be required, provided further that, without the consent of the holder of each outstanding debt security so affected, no such supplemental indenture may:

(i)	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount or premium, if any, thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest thereon, or reduce the amount of principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the indenture, or change the coin or currency (or other property) in which, any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date, or, in the case of repayment at the option of the holders, on or after the repayment date); or

(ii)	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences provided for in the indenture; or

(iii)	modify any of the provisions of the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities, except to increase any such percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby; or

(iv)	modify any of the above provisions.

The indenture contains provisions permitting us and the trustee to enter into supplemental indentures, without the consent of the holders of any debt securities, for any of the following purposes:

(i)	to evidence the succession of another person to us and the assumption by any such successor of the covenants applicable to us under the indenture and in the debt securities; or

(ii)	to add to the covenants applicable to us for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us under the indenture; or

(iii)	to add any additional events of default with respect to all or any series of debt securities; or

(iv)	to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons or to permit or facilitate the issuance of debt securities in uncertificated form; or

(v)	to change or eliminate any of the provisions of the indenture, or to add any new provision to the indenture, in respect of one or more series of debt securities; provided, however , that any such change, elimination or addition either (A) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such debt security with respect to such provision or (B) shall become effective only when there is no such debt security outstanding; or

(vi)	to add collateral security with respect to the debt securities of any series and to provide for the terms and conditions of release or substitution thereof; or

(vii)	to establish the issuance of and establish the form, terms and conditions of any additional debt securities of any series or tranche thereof as permitted by the indenture; or

(viii)	to provide for uncertificated debt securities in addition to or in place of all, or any series or tranche of, certificated debt securities; or

(ix)	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of the indenture; or

(x)	to provide for a separate trustee or co-trustee; or

(xi)	to change any place or places where (a) the principal of or premium, if any, or interest, if any, on all or any series of debt securities shall be payable, (b) all or any series of debt securities may be surrendered for registration or transfer, (c) all or any series of debt securities may be surrendered for exchange and (d) notices and demands to us in respect of all or any series of debt securities and the indenture may be served; or

(xii)	to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, or any tranche thereof, pursuant to the terms of the indenture, provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or tranche or any other series of debt securities in any material respect; or

(xiii)	to add one or more guarantees for the benefit of the holders of all or any series of debt securities under the indenture or evidence the release, termination or discharge of any such guarantee when such release, termination or discharge is permitted under the indenture; or

(xiv)	to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture; or

(xv)	to make any other provisions with respect to matters or questions arising under the indenture, provided that such action pursuant to this clause shall not adversely affect in any material respect the interests of the holders of any debt securities of any series outstanding on the date of such supplemental indenture.

The indenture also permits us and the trustee to enter into supplemental indentures, without the consent of the holders of any debt securities, to implement certain changes to the indenture if the TIA as in effect at the date of the execution and delivery of the indenture or at any time thereafter becomes amended.

Events of Default

An event of default with respect to debt securities of any series is defined in the indenture as being any one of the following events, unless such event is either inapplicable to a particular series or it is specifically deleted or modified with respect to such series of debt securities:

(i)	default in the payment of interest on any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; provided that a valid extension of the interest payment period by us as permitted under the terms of any debt security of that series shall not constitute a failure to pay interest for this purpose;

(ii)	default in the payment of the principal of (or premium, if any, on) any debt security of that series when due (and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days);

(iii)	default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series and continuance of such default for a period of 30 days; or

(iv)	default in the performance, or breach, of any of our covenants or warranties in the indenture (other than covenants or warranties referred to in clauses (i), (ii) and (iii) above and covenants solely for the benefit of one or more series of debt securities other than that series) and continuance of such default or breach for a period of 90 days after we have been given written notice of default from the trustee or we and the trustee have been given written notice of default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series; or

(v)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us have occurred; or

(vi)	any other event of default provided with respect to debt securities of that series pursuant to the indenture.

If an event of default under the indenture with respect to any series of outstanding debt securities occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may by written notice declare the principal amount of the debt securities of such series (or, if the debt securities of such series are original issue discount securities or indexed securities, such portion of the principal amount of such debt securities as may be specified in the terms thereof) to be due and payable immediately and upon such declaration such principal amount (or specified amount), together with all accrued and unpaid interest thereon, shall become immediately due and payable. If an event of default under the indenture specified in clause (v) above occurs, then the principal amount of all the debt securities of each series then outstanding (or if any such debt securities are original issue discount securities or indexed securities, such portion of the principal amount of such debt securities as may be specified in the terms thereof) will automatically become immediately due and payable, together with all accrued and unpaid interest thereon, without any declaration or other act on the part of the trustee or any holders of the debt securities.

At any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the event or events of default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequence shall, without further act, be deemed to have been rescinded and annulled if (i) all events of default with respect to debt securities of that series, other than nonpayment of the principal of and accrued and unpaid interest on the debt securities of such series that have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture, and (ii) we have paid or deposited irrevocably with the trustee a sum sufficient to pay (A) all overdue interest of all debt securities of such series, (B) the principal of (and premium, if any, on) any debt securities of such series that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such debt securities, (C) to the extent lawful, interest upon overdue interest at the rates borne by the debt securities of such series, unless another rate is provided in such debt securities and (D) certain amounts due to the trustee. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series also have the right to waive past defaults with respect to such series, except a default in paying principal, premium (if any) or interest on any debt security of that series, and except in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the outstanding debt securities of that series affected.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal, premium or interest, no holder of any debt security of any series may institute any action against us with respect to the indenture unless:

•	the holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the action;

•	the requesting holders have offered the trustee indemnity against the reasonable expenses and liabilities to be incurred in complying with the request;

•	the trustee has not instituted the action within 60 days of receipt of the request and offer of indemnity; and

•	no direction inconsistent with the written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

If an event of default shall have occurred and be continuing in respect to any series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series; provided, however , that if an event of default has occurred and is continuing with respect to more than one series of debt securities of equal ranking, the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of equal ranking, considered as one class, shall have the right to make such direction, and not the holders of the debt securities of any one of such series of equal ranking; provided, further that (1) such direction shall not be in conflict with any rule of law or with the indenture, and (2) the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

Book-Entry; Delivery and Form; Global Securities

Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Unless otherwise specified in the applicable prospectus supplement, each such global security will be deposited with the trustee as custodian for The Depository Trust Company (DTC) and registered in the name of a nominee of DTC in New York, New York.

Ownership of beneficial interests in a global security will be limited to persons who have accounts with DTC (DTC participants) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon the issuance of a global security and deposit of the global security with DTC’s custodian, DTC will credit portions of the principal amount of the global security to the accounts of DTC participants; and

•	ownership of beneficial interests in a global security will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants or persons who hold interests through DTC participants (with respect to other owners of beneficial interests in the global security).

Beneficial interests in a global security may not be exchanged for debt securities in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Securities

All interests in the global securities will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we, the trustee nor any underwriter is responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC or its nominee is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt security represented by that global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have a debt security represented by the global security registered in their names;

•	will not receive or be entitled to receive a physical, certificated debt security; and

•	will not be considered the owners or holders of the debt security represented by the global security under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global security must rely on the procedures of DTC to exercise any rights of a holder of the debt security under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium, if any, and interest with respect to the debt securities represented by a global security will be made on behalf of GM by the trustee or other paying agent to DTC or its nominee as the registered holder of the global security. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global security, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global security will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. If the laws of a jurisdiction require that certain persons take physical delivery of securities in definitive form, the ability to transfer beneficial interests in a global security to such persons may be limited. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge its interest to a person or entity that does not participate in the DTC system, or otherwise take actions in respect of its interest, may be affected by the lack of a physical security.

Certificated Debt Securities

A global security may be exchanged for debt securities in physical, certificated form (which would be registered in such names as DTC shall direct) only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global security and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated debt securities; or

•	events of default with respect to the debt securities under the indenture should occur and be continuing.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future director, officer, stockholder or employee of us, any of our affiliates, or any successor corporation shall have any liability for any obligation, covenant or agreement of us or any guarantor under the indenture or any supplemental indenture or in the debt securities.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon is the trustee under the indenture.

The indenture provides that if the trustee has or acquires any conflicting interest within the meaning of the TIA with respect to the debt securities of any series, it must either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the TIA and the indenture.

DESCRIPTION OF PREFERRED STOCK

Our Certificate of Incorporation authorizes our Board of Directors to create and provide for the issuance of one or more series of preferred stock, par value $0.01 per share, without the approval of our stockholders. Our Board of Directors is authorized to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. Our Certificate of Incorporation currently authorizes our Board of Directors to issue 2,000,000,000 shares of preferred stock. As of January 31, 2017, there were no shares of preferred stock outstanding. The terms of any shares of preferred stock offered pursuant to this prospectus will be set forth in an applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

Our only class of common stock is our common stock, par value $0.01 per share. Our Certificate of Incorporation currently authorizes our Board of Directors to issue 5,000,000,000 shares of common stock. As of January 31, 2017 1,497,964,557 shares of our common stock were issued and outstanding. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.

Dividends

The DGCL and our Certificate of Incorporation do not require our Board of Directors to declare dividends on our common stock. The declaration of any dividend on our common stock is a matter to be acted upon by our Board of Directors in its sole discretion. Our payment of dividends on our common stock in the future will be determined by our Board of Directors in its sole discretion and will depend on business conditions, our financial condition, earnings and liquidity, and other factors.

The DGCL restricts the power of our Board of Directors to declare and pay dividends on our common stock. The amounts which may be declared and paid by our Board of Directors as dividends on our common stock are subject to the amount legally available for the payment of dividends on our common stock by us under the DGCL. In particular, under the DGCL, we can only pay dividends to the extent that we have surplus—the extent by which the fair market value of our net assets exceeds the amount of our capital—or to the extent of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. In addition, dividends on our common stock are subject to any preferential rights on any outstanding series of preferred stock authorized for issuance by our Board of Directors in accordance with our Certificate of Incorporation.

Voting Rights

Our Certificate of Incorporation provides that, except as may otherwise be provided in a certificate of designations relating to any outstanding series of preferred stock or by applicable law, the holders of shares of common stock shall be entitled to one vote for each such share upon each matter presented to the stockholders and the common stock shall have the exclusive right to vote for the election of directors and for all other purposes. Our common stockholders do not possess cumulative voting rights.

Under our Bylaws, in uncontested elections of directors, those nominees receiving the affirmative vote of a majority of the votes cast with respect to that director’s election at a meeting at which a quorum is present shall be elected. A majority of votes cast means that the number of votes for a nominee must exceed 50% of the votes cast with respect to the election of that nominee (excluding any abstentions). In certain contested elections, the nominees who receive a plurality of votes cast with respect to the election of directors at a meeting at which a quorum is present shall be elected. Under our Bylaws, any other corporate action put to a stockholder vote shall be decided by the vote of the holders of a majority of the voting power of the shares entitled to vote thereon present in person or by proxy at the meeting, unless otherwise provided by law, rule or regulation, including any stock exchange rule or regulation, applicable to the Company.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Company, the holders of our common stock would be entitled to receive, after payment or provision for payment of all of our debts and liabilities, all of our assets available for distribution. Holders of our preferred stock, if any such shares are then outstanding, may have a priority over the holders of common stock in the event of any liquidation or dissolution.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “GM” and on the Toronto Stock Exchange under the symbol “GMM.”

DESCRIPTION OF WARRANTS

The terms of any warrants to purchase securities to be offered pursuant to this prospectus and a description of the material provisions of any applicable warrant agreement relating to such warrants will be set forth in an applicable prospectus supplement.

PLAN OF DISTRIBUTION

The securities may be offered through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale. The specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation will be identified in a prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Jenner & Block LLP.

EXPERTS

The financial statements of General Motors Company incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of General Motors Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of SAIC General Motors Corp., Ltd. incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically, including GM. We are not incorporating the contents of the SEC website into this prospectus. Reports and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, where our common stock is listed.

$3,000,000,000

G E N E R A L    M O T O R S    C O M P A N Y

$500,000,000 Floating Rate Senior Notes due 2020

$750,000,000 4.200% Senior Notes due 2027

$1,000,000,000 5.150% Senior Notes due 2038

$750,000,000 5.400% Senior Notes due 2048

Joint Book-Running Managers

Deutsche Bank Securities	BofA Merrill Lynch	Morgan Stanley

Goldman Sachs & Co. LLC	J.P. Morgan

Joint Lead Managers

Citigroup		SOCIETE GENERALE
Barclays	BBVA	BNP PARIBAS
COMMERZBANK	Mizuho Securities	NatWest Markets

Co-Managers

Credit Agricole CIB	ICBC Standard Bank	Lloyds Securities	RBC Capital Markets

Scotiabank	SMBC Nikko	TD Securities
BB Securities	Bradesco BBI	UniCredit Capital Markets
US Bancorp		Santander
BNY Mellon Capital Markets, LLC		PNC Capital Markets LLC
Mischler Financial Group, Inc.	Ramirez & Co., Inc.	The Williams Capital Group, L.P.

August 2, 2017